UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

KKR Infrastructure Conglomerate LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56484	92-0477563
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Transactional Net Asset Value

On July 21, 2023, KKR Infrastructure Conglomerate LLC’s (the “Company”) manager determined the transactional net asset value, being the price at which the Company sells and repurchases its shares (the “Transactional Net Asset Value”), of the following classes of the Company’s shares as of June 30, 2023:

Class	Transactional Net Asset Value per Share
Class R Shares	$26.15
Class U Shares	$26.14
Class E Shares	$26.34
Class G Shares	$26.35
Class H Shares	$26.35

As of June 30, 2023, the Company had not sold any Class S, Class D, Class I, Class R-D, or Class F shares. The issuance price is $26.15 for Class S, Class D, Class I and Class R-D shares and is $26.34 for Class F shares and, in each case, is based on the Company’s aggregate net asset value per share as of June 30, 2023.

The Transactional Net Asset Value of the Company’s shares is also available on its website at www.kinfra.com, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, please see additional details included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Class E Share Repurchase

On June 30, 2023, pursuant to the KKR Share Repurchase Arrangement, the Company repurchased 7,800,000 Class E Shares of the Company from KKR Alternative Assets LLC at a price of $25.00 per share, for an aggregate purchase price of $195,000,000.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Net Asset Value as of June 30, 2023

104	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR INFRASTRUCTURE CONGLOMERATE LLC

/s/ Jason Carss
Date: July 25, 2023	Jason Carss
General Counsel & Secretary